EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Raymond James Institutional Investors Conference

HOUSTON, Feb. 28, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that the company will present at the Raymond James 33rd Annual Institutional Investors Conference in Orlando, Florida on Monday, March 5, 2012 at 7:30 a.m. EST.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as to access an archived replay.

About Global Geophysical

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade™ seismic data acquisition, autonomous nodal technology, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008